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                                  EXHIBIT 11.1

                            LAM RESEARCH CORPORATION

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                                              Three Months Ended
                                                     (in thousands except per share data)
                                               ------------------------------------------------
                                                      March 31,                 March 31,
                                                        1995                      1994
                                               ----------------------    ----------------------
                                                              Fully                     Fully
                                                Primary      Diluted      Primary      Diluted
                                               ---------    ---------    ---------    ---------
Net income                                      $24,793      $24,793       $9,556       $9,556
Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                              735                       692
                                               ---------    ---------    ---------    ---------
                                                $24,793      $25,528       $9,556      $10,248
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------

Average  shares outstanding                      26,766       26,766       23,500       23,500
Net effect of dilutive
  stock options                                   1,134        1,194          885          885
Assumed conversion of convertible
  subordinated debentures                                      2,640                     2,640
                                               ---------    ---------    ---------    ---------
                                                 27,900       30,600       24,385       27,025
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------
Net income per share                              $0.89        $0.83        $0.39        $0.38
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------

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                                                              Nine Months Ended
                                                     (in thousands except per share data)
                                               ------------------------------------------------
                                                      March 31,                March 31,
                                                        1995                     1994
                                               ----------------------    ----------------------
                                                              Fully                     Fully
                                                Primary      Diluted      Primary      Diluted
                                               ---------    ---------    ---------    ---------
Net income                                      $58,777      $58,777      $26,120      $26,120
Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                            2,205                     2,079
                                               ---------    ---------    ---------    ---------
                                                $58,777      $60,982      $26,120      $28,199
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------

Average  shares outstanding                      25,808       25,811       23,350       23,350
Net effect of dilutive
  stock options                                   1,142        1,309        1,025          935

Assumed conversion of convertible
  subordinated debentures                                      2,640                     2,640
                                               ---------    ---------    ---------    ---------
                                                 26,950       29,760       24,375       26,925
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------
Net income per share                              $2.18        $2.05        $1.07        $1.05
                                               ---------    ---------    ---------    ---------

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